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EX.23.F

                                 WT MUTUAL FUND
                              WT INVESTMENT TRUST I

               DEFERRED COMPENSATION PLAN FOR INDEPENDENT TRUSTEES

                            (adopted August 15, 2002)

                                    PREAMBLE

            WT Mutual Fund and WT Investment Trust I (collectively the "Trusts"), are each a registered open-end investment company having principal offices at 1100 North Market Street, Wilmington, DE 19890, hereby establish this Deferred Compensation Plan for Independent Trustees (the "Plan"). The purpose of the Plan is to allow the independent trustees to defer receipt of all or part of the compensation they earn as trustees in lieu of receiving current payments of such compensation, and to treat any deferred amount as though an equivalent dollar amount had been invested in shares of one or more Eligible Funds, as defined herein. The Trusts intend that the Plan shall be maintained at all times on an unfunded basis for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is intended not to be covered by the Employee Retirement Income Security Act of 1974, as amended.

SECTION 1   DEFINITIONS OF TERMS AND CONSTRUCTION

      1.1 DEFINITIONS. The following terms as used in this Plan shall have the following meanings:

            (a) "Administrator" shall mean the Treasurer of the Trusts.

            (b) "Beneficiary" shall mean such person or persons designated pursuant to Section 4.3 hereof to receive benefits after the death of an Eligible Trustee.

            (c) "Board of Trustees" shall mean the boards of trustees of the Trusts.

            (d) "Change in Control" shall mean a change in "control" as defined in section 2(a)(9) of the 1940 Act.

            (e) "Compensation" shall mean the retainer and fees payable by the Trusts to an Eligible Trustee for a Deferral Year prior to reduction for Deferrals made under this Plan.

            (f) "Deferral" shall mean the amount or amounts of an Eligible Trustee's Compensation deferred under the provisions of Section 3 of this Plan.

            (g) "Deferral Account" shall mean the account maintained to reflect an Eligible Trustee's Deferrals made pursuant to Section 3 hereof and any other credits or debits thereto.

            (h) "Deferral Election" shall mean the Eligible Trustee's election to defer his or her compensation under Plan Section 3.1(a).

            (i) "Deferral Year" shall mean a calendar year, during which an Eligible Trustee makes, or is entitled to make, Deferrals under Section 3 hereof.

            (j) "Eligible Trustee" shall mean an Independent Trustee of the Trusts.
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            (k) "Hardship and Unforeseeable Emergency" shall mean a severe financial hardship to an Eligible Trustee resulting from a sudden and unexpected illness or accident of the Eligible Trustee or a dependent (within the meaning of Section 152(a) of the Code) of the Eligible Trustee, loss of the Eligible Trustee's property due to casualty, or other similar extraordinary and unforeseeable circumstances, arising from events beyond the Eligible Trustee's control. Whether circumstances constitute a Hardship and Unforeseeable Emergency to a Trustee depends on the facts of each case, as determined by the Trusts, but in any case does not include a hardship that may be relieved:

                  (i) through reimbursement or compensation by insurance or otherwise;

                  (ii) by liquidation of the Eligible Trustee's assets to the extent that liquidation itself would not cause such a severe financial hardship; or

                  (iii) by ceasing to defer receipt of any Compensation not yet earned.

The term "Hardship and Unforeseeable Emergency" shall have the same meaning as the term "unforeseeable emergency" as used in regulations issued under Section 457 of the Code, and shall be applied accordingly. The need to send an Eligible Trustee's child to college and the desire to purchase a home shall not constitute a Hardship and Unforeseeable Emergency.

            (l) "Independent Trustee" shall mean a member of the Boards of Trustees who is not an interested person" of the Trusts, as such term is defined under Section 2(a)(19) of the 1940 Act.

            (m) "1940 Act" shall mean the Investment Company Act of 1940, as amended.

            (n) "Separation from Service" shall mean the date on which an Eligible Trustee ceases to be a member of the Board of Trustees.

            (o) "Valuation Date" shall mean the last business day of each calendar year and any other day upon which the Trusts makes a valuation of the Deferral Account.

      1.2 HEADINGS. The headings and subheadings in this Plan are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

SECTION 2   PERIOD DURING WHICH DEFERRALS ARE PERMITTED

      2.1 COMMENCEMENT OF DEFERRALS. An Eligible Trustee may elect, on a form provided by, and submitted to, the Administrator, to commence Deferrals under
Section 3 hereof for the period beginning on the first day of the calendar year following the year in which such form is submitted to the Administrator pursuant to Section 3.4 of this Plan.

      2.2 TERMINATION OF DEFERRALS. An Eligible Trustee shall not be eligible for Deferrals after the earlier of the following dates:

            (a) the date he or she cancels his or her election pursuant to
Section 3.3(b);

            (b) his or her Separation from Service; or

            (c) the effective date of the termination of this Plan.


                                       2
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SECTION 3   DEFERRALS

      3.1   DEFERRAL ELECTIONS.


            (a) An Eligible Trustee participating in the Plan may elect to defer receipt of all or part of the Compensation (including fees for attending meetings) earned by such Eligible Trustee for serving as a member of the Boards, and as a member of any committee (or subcommittee of such committee) of the Boards of which such Eligible Trustee from time to time may be a member. Reimbursement of expenses of attending meetings of the Boards, committees of the Boards or subcommittees of such committees may not be deferred.

            (b) Deferrals described in Section 3.1(a) above shall be withheld, based upon the percentage amount elected, from each payment of Compensation to which the Eligible Trustee would otherwise have been entitled but for his or her election in Section 3.1(a).

            (c) The Trusts shall establish a book entry account ("Deferral Account") to which will be credited an amount equal to the Eligible Trustee's Deferrals under this Plan. Any Compensation earned by an Eligible Trustee that he or she has elected to defer pursuant to the Plan will be credited to such Eligible Trustee's Deferral Account on the date such compensation otherwise would have been payable to such Eligible Trustee. The Deferral Account shall be debited to reflect any distributions from such Account. Such debits shall be allocated to the Deferral Account as of the date such distributions are made.

      3.2   VALUATION OF DEFERRAL ACCOUNT.

            (a) Except as provided below, amounts credited to an Eligible Trustee's Deferral Account shall be treated as though such amounts had been invested and reinvested in Institutional Shares of one or more of the mutual funds that are listed on the Addendum hereto, as such Addendum may be revised from time to time by the Boards of Trustees (the "Eligible Funds"), designated by the Eligible Trustee in his or her Deferral Election Form (any Fund so designated referred to herein as a "Designated Fund"). Each Eligible Trustee shall have the right to select the Designated Fund or Designated Funds in which his or her Deferral Account shall be deemed invested as set forth in this
Section 3. Amounts deferred shall initially be treated as though invested in a number of shares of each Designated Fund selected by an Eligible Trustee from time to time, calculated as follows:

                  (i)   the product of

                        (x)   the amount of such deferrals and

                        (y) the percentage of such deferrals to be deemed invested in Institutional Shares of that Designated Fund, divided by

                  (ii) the Net Asset Value per share of Institutional Shares of the Designated Fund as of the date such amount is so credited.

The Net Asset Value per share shall be determined as set forth in the Designated Fund's registration statement under the 1940 Act, governing instruments and otherwise in accordance with applicable law.

            (b) As of the last business day of any calendar quarter, by written election delivered to the Administrator not less than 10 days prior to the end of such quarter, each Eligible Trustee may direct that the Designated Funds in which his or her Deferral Account is deemed invested be changed by signing and filing with the Administrator a Reallocation Request Form in the form attached to this Plan. Any election to change such investment direction shall indicate the percentage of the balance deemed invested in a Designated Fund that shall be deemed to be invested in shares of another Designated Fund


                                       3
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(based on the then current Net Asset Values of the Institutional Shares of the respective Designated Funds).

            (c) If a Designated Fund shall pay a stock dividend on, or split, combine, reclassify or substitute other securities by merger, consolidation or otherwise for its outstanding shares, the Eligible Trustee's Deferral Account shall be adjusted as though shares of such Designated Fund were actually held by the Deferral Account in order to preserve rights substantially proportionate to the rights deemed held immediately prior to such event.

            (d) On each payment date of dividends or capital gains distributions declared on Institutional Shares of any Designated Fund in which an Eligible Trustee's Deferral Account is deemed invested, the Deferral Account will be credited with book adjustments representing all dividends or capital gains distributions which would have been realized had such account been invested in Institutional Shares of such Designated Fund and such dividend or capital gains distribution had been received and reinvested.

            (e) The value of a Deferral Account on any Valuation Date shall be the sum of the products of (i) the number of shares of each Designated Fund deemed to be held in the Deferral Account by the preceding paragraphs, multiplied by (ii) the Net Asset Value per share of Institutional Shares of such Designated Fund on the Valuation Date.

            (f) Except as provided below, the Eligible Trustee's Deferral Account shall receive a return in accordance with his or her investment designations, provided such designations conform to the provisions of this Section. If:

                  (i) the Eligible Trustee does not furnish the Administrator with a written designation,

                  (ii) the written designation from the Eligible Trustee is unclear, or

                  (iii) less than all of the Eligible Trustee's Deferral Account is covered by such written designation,

then the Eligible Trustee's Deferral Account shall receive no return until such time as the Eligible Trustee shall provide the Administrator with instructions.

      3.3   MANNER OF ELECTING DEFERRAL.

            (a) An Eligible Trustee shall elect to participate in this Plan and defer his or her Compensation by completing, signing and filing with the Administrator a Deferral Election Form (the "Election Form") in the form attached to this Plan. The Election Form shall include:

                  (i)   the percentage of Compensation to be deferred;

                  (ii) the number of whole calendar years, commencing in the first year after the Election Form is accepted by the Administrator, during which the receipt of such Compensation is to be deferred, which number of whole years must be greater than two, provided that the period of deferral may not extend beyond the Eligible Trustee's Separation from Service;

                  (iii) the manner of distribution of such Compensation (i.e., in a lump sum or the number of annual installments);


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                  (iv)  the Designated Fund or Designated Funds in which such deferrals are to be deemed invested and in what percentages; and

                  (v) any beneficiary designated pursuant to Section 4.6 of this Plan.

            (b) All Deferral Elections shall remain in effect until canceled or modified, or until the Eligible Trustee's Separation from Service. An Eligible Trustee may cancel his or her Deferral Election, or modify the amount of his or her Deferral Election, on a prospective basis by submitting an amended Election Form to the Administrator. Such change will be effective as of the first day of the calendar year following the date such amended Election Form is submitted to the Administrator, except that a cancellation of the Deferral Election shall be effective for all Compensation for meetings held after such notice is received, subject to any delay necessary for administrative processing. An Eligible Trustee who cancels his or her Deferral Election may thereafter make a new Deferral Election as of the first day of any subsequent calendar year pursuant to Section 3.3(a), but all new deferrals shall be credited to the same Deferral Account, and the time and manner of distribution of the Deferral Account, the manner in which the Deferral Election is deemed invested, and the identity of the Eligible Trustee's Beneficiary, shall remain the same unless changed for the entire Deferral Account as otherwise provided herein.

            (c) An Eligible Trustee may elect to change the period of deferral by submitting an amended Election Form to the Administrator not less than two months prior to the date on which the eligible Trustee's Separation from Service occurs. Such change will be effective as of the first day of the quarter following the date such change is submitted to the Administrator.

      3.4   TIME OF ELECTING DEFERRAL.

            For each calendar year, an Eligible Trustee's Election Form under
Section 3.3 shall be filed with the Administrator no later than November 30 of the calendar year preceding the year for which the deferral election is made.

SECTION 4   DISTRIBUTIONS FROM DEFERRAL ACCOUNT

      4.1 ELIGIBLE TRUSTEE'S ELECTION. An Eligible Trustee shall elect at the time of his or her Deferral Election the time at which his or her distribution is to commence and the form of distribution, which may be either:

            (a)   lump sum; or

            (b) annual or quarterly installments over a period of five years, with each installment being equal to the balance in the Deferral Account immediately prior to payment of the installment divided by the number of installments remaining to be paid (including the installment the amount of which is being determined).

Such distributions shall commence within 90 days subsequent to the Valuation Date of the last year of the deferral period elected by the Eligible Trustee above.

            (c) If an Eligible Trustee fails to designate the manner of distribution to apply to his or her Deferral Account, such Deferral Account shall be distributed in a lump sum upon the Eligible Trustee's Separation from Service.

            (d) An Eligible Trustee may elect to change his or her distribution election with respect to his or her Deferral Account by filing an amended Election Form with the Administrator not less than two months prior to the date on which the Eligible Trustee's Separation from Service occurs.


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      4.2 ACCELERATION OF DISTRIBUTION. Notwithstanding the foregoing, in the event of the liquidation, dissolution or winding up of the Trusts or the distribution of all or substantially all of the Trusts' assets and property to its shareholders, or in the event of a merger or reorganization of the Trust (unless prior to such merger or reorganization, the Board of Trustees determines that the Plan shall survive the merger or reorganization), all unpaid amounts in the Deferral Accounts maintained by the Trust as of the effective date thereof shall be paid in lump sums to the Eligible Trustees on the effective date of such liquidation, dissolution, winding up, distribution, merger, or reorganization. For purposes of this Section 4.2, the Valuation Date will be the effective date of the liquidation, dissolution, winding up, distribution, merger, or reorganization.

      4.3 DEATH PRIOR TO COMPLETE DISTRIBUTION OF DEFERRAL ACCOUNT. If an Eligible Trustee dies prior to the commencement of the distribution of the amounts credited to his or her Deferral Account, the balance of such Account shall be distributed to his or her Beneficiary in a lump sum as soon as practicable after the Eligible Trustee's death. If an Eligible Trustee dies after the commencement of such distributions of amounts credited to his or her Deferral Account, but prior to the complete distribution of his or her Deferral Account, the balance of the amounts credited to his or her Deferral Account shall be distributed to his or her Beneficiary over the remaining period during which such amounts were distributable to the Eligible Trustee under Section 4.1 hereof. Notwithstanding the above, the Boards of Trustees, in its sole discretion, may accelerate the distribution of the Deferral Account under any circumstance.

      4.4 HARDSHIP AND UNFORESEEABLE EMERGENCY. An Eligible Trustee may request at any time a withdrawal of part or all of the amount then credited to his or her Deferral Account on account of Hardship and Unforeseeable Emergency by submitting a written request to the Administrator accompanied by evidence that his or her financial condition constitutes a Hardship and Unforeseeable Emergency. The Administrator shall review the Eligible Trustee's request and determine the extent, if any, to which such request is justified. Any such withdrawal shall be limited to an amount reasonably necessary to meet the Hardship and Unforeseeable Emergency, but not more than the amount of the Eligible Trustee's Deferral Account.

      4.5 CHANGE IN CONTROL. Notwithstanding anything herein to the contrary, in the event of a Change in Control of any of the Trust's investment adviser, the Boards may accelerate the distribution of all amounts credited to the Deferral Accounts of the Eligible Trustees attributable to the Designated Funds managed by such investment adviser subject to the Change in Control.

      4.6 DESIGNATION OF BENEFICIARY. For the purposes of Section 4.3 hereof, the Eligible Trustee's Beneficiary shall be the person or persons so designated by the Eligible Trustee in a written instrument submitted to the Administrator. An Eligible Trustee may designate multiple or alternative Beneficiaries, and may change his or her Beneficiary at any time without the consent of any prior Beneficiary; provided that no change of a Beneficiary shall be effective unless and until actually received, in proper form, by the Administrator during the Eligible Trustee's life. The Administrator's determination of the person eligible to receive the Deferral Account of a deceased Eligible Trustee, if made in good faith, shall be final and binding on all parties. If an Eligible Trustee fails to properly designate a Beneficiary or if his or her Beneficiary predeceases him or her, his or her beneficiary shall be his or her surviving spouse or, if none, his or her estate.

SECTION 5   AMENDMENTS AND TERMINATION

      5.1 AMENDMENTS. The Trusts reserve the right to amend, in whole or in part, and in any manner, any or all of the provisions of this Plan, including the Designated Funds, by action of the Boards of Trustees, except that no amendment shall reduce the balance in any Eligible Trustee's Deferral Account, or (unless necessary to comply with the 1940 Act or other applicable law) significantly delay the time at which such balance is payable without the consent of the Eligible Trustee affected.


                                       6
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      5.2 TERMINATION. The Trusts may terminate this Plan at any time by action of the Boards of Trustees, and the Eligible Trustees' Deferral Accounts shall become payable in a lump sum amount as of the Valuation Date next following the effective date of the termination of this Plan.

SECTION 6   MISCELLANEOUS

      6.1   RIGHTS OF CREDITORS.

            (a) This Plan is intended to be unfunded. Neither an Eligible Trustee nor any other person shall have any interest in any specific asset or assets of a Designated Fund by reason of any Deferral Account hereunder, nor any rights to receive distribution of his or her Deferral Account except and to the extent expressly provided hereunder. A Designated Fund shall not be required to purchase, hold or dispose of any investments pursuant to this Plan; however, if in order to cover its obligations hereunder a Designated Fund elects to purchase any investments, the same shall continue for all purposes to be a part of the general assets and property of that Designated Fund subject to the claims of its general creditors and no person other than the participating Eligible Trustees of such Designated Fund shall by virtue of the provisions of this Plan have any interest in such assets other than an interest as a general creditor of such Designated Fund as provided in Section 6.1(b).

            (b) The rights of an Eligible Trustee and the Beneficiaries to the amounts held in the Deferral Account are unsecured and such amounts shall be subject to the claims of the creditors of a Designated Fund. With respect to the payment of amounts held under the Deferral Account, the Eligible Trustee and his or her Beneficiaries have the status of unsecured creditors of that Designated Fund. This Plan is executed on behalf of the Trusts by an officer of the Trusts as such and not individually. Any obligation of the Trusts or a Designated Fund hereunder shall be an unsecured obligation of the Trusts or that Designated Fund and not of any other person.

      6.2 AGENTS. The Trusts may employ agents and provide for such clerical, legal, actuarial, accounting, advisory or other services as it deems necessary to perform its duties under this Plan. The Trusts shall bear the cost of such services and all other expenses it incurs in connection with the administration of this Plan.

      6.3 INCAPACITY. If the Trusts shall receive evidence satisfactory to it that an Eligible Trustee or any Beneficiary entitled to receive any benefit under the Plan is, at the time when such benefit becomes payable, a minor, or is physically or mentally incompetent to receive such benefit and to give a valid release therefor, and that another person or an institution is then maintaining or has custody of the Eligible Trustee or Beneficiary and that no guardian, committee or other representative of the estate of the Eligible Trustee or Beneficiary shall have been duly appointed, the Trust may make payment of such benefit otherwise payable to the Eligible Trustee or Beneficiary to such other person or institution, including a custodian under a Uniform Transfers to Minors Act or corresponding legislation (who shall be an adult, a guardian of the minor or a trust company), and the release of such other person or institution shall be a valid and complete discharge for the payment of such benefit.

      6.4 STATEMENT OF DEFERRAL ACCOUNT. The Trusts will furnish each Eligible Trustee with a statement setting forth the value of such Eligible Trustee's Deferral Account as of the end of each calendar quarter and all credits to and payments from such Deferral Account during such quarter. Such statements will be furnished promptly after the end of each calendar quarter.

      6.5 GOVERNING LAW. This Plan shall be governed by the laws of the State of Delaware.

      6.6 NON-GUARANTEE OF TRUSTEESHIP. Nothing contained in this Plan shall be construed as a contract or guarantee of the right of an Eligible Trustee to be, or remain as, a trustee of the Trust or to receive any, or any particular rate of, Compensation.


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      6.7 COUNSEL. The Trusts may consult with legal counsel with respect to the meaning or construction of this Plan, its obligations or duties hereunder or with respect to any action or proceeding or any question of law, and it shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of legal counsel.

      6.8 INTERESTS NOT TRANSFERABLE. An Eligible Trustee's and Beneficiaries' interests in a Deferral Account may not be anticipated, sold, encumbered, pledged, mortgaged, charged, transferred, alienated, assigned nor become subject to execution, garnishment or attachment and any attempt to do so by any person shall be deemed null and void; the Trusts shall not recognize the rights of any party under this Plan except those of the Eligible Trustee or his or her Beneficiary; provided that this Section 6.8 shall not preclude the Trusts from offsetting any amount payable to an Eligible Trustee hereunder by any amount owed by such Eligible Trustee to the Trusts.

      6.9 ENTIRE AGREEMENT. This Plan contains the entire understanding between the Trusts and the Eligible Trustees with respect to the payment of non-qualified deferred compensation by the Trusts to the Eligible Trustees.

      6.10 INTERPRETATION OF PLAN. Interpretations of, and determinations related to, this Plan made by the Trusts in good faith, including any determinations of the amounts of the Deferral Account, shall be conclusive and binding upon all parties; and the Trusts shall not incur any liability to an Eligible Trustee for any such interpretation or determination so made or for any other action taken by it in connection with this Plan in good faith.

      6.11 SUCCESSORS AND ASSIGNS. This Plan shall be binding upon, and shall inure to the benefit of, the Trusts and its successors and assigns and to the Eligible Trustees and their heirs, executors, administrators and personal representatives.

      6.12 SEVERABILITY. In the event any one or more provisions of this Plan are held to be invalid or unenforceable, such illegality or unenforceability shall not affect the validity or enforceability of the other provisions hereof and such other provisions shall remain in full force and effect unaffected by such invalidity or unenforceability.

      IN WITNESS WHEREOF, the Trusts have caused this Plan to be executed by one of its duly authorized officers, as of the 15th day of August, 2002.

                                       WT MUTUAL FUND
                                       WT INVESTMENT TRUST I

                                       By:
                                             ---------------------------------
                                       Name:
                                             ---------------------------------
                                       Title:
                                             ---------------------------------

                                    ADDENDUM

                                 ELIGIBLE FUNDS

                                  Name of Fund

EQUITY FUNDS

      Wilmington Large Cap Growth Portfolio
      Wilmington Large Cap Core Portfolio
      Wilmington Large Cap Value Portfolio
      Wilmington Mid Cap Value Portfolio
      Wilmington Small Cap Value Portfolio
      Wilmington Small Cap Core Portfolio
      Wilmington International Multi-Manager Portfolio
      CRM Small Cap Fund
      CRM Mid Cap Fund
      CRM Large Cap Fund
      Roxbury Mid Cap Fund

FIXED INCOME FUNDS

      Wilmington Municipal Bond Portfolio
      Wilmington Broad Market Bond Portfolio
      Wilmington Short/Intermediate Bond Portfolio

MONEY MARKET FUNDS

      Wilmington Tax-Exempt Money Market Portfolio
      Wilmington Prime Money Market Portfolio
      Wilmington Government Money Market Portfolio

                              WT INVESTMENT TRUST I

                                 WT MUTUAL FUND

               DEFERRED COMPENSATION PLAN FOR INDEPENDENT TRUSTEES

                             DEFERRAL ELECTION FORM

Under the Deferred Compensation Plan for Independent Trustees of WT Investment Trust I and WT Mutual Fund (the "Plan"), I hereby make the following elections:

I.    DEFERRAL OF COMPENSATION

You may elect to defer a portion or 100% of your compensation, in whole percentage amounts.

Starting January 1, 2003 and for each quarter thereafter (unless subsequently amended by completion of a new Election Form), you may elect a portion or 100% of your Compensation to be credited to your Deferral Account under the Plan. The Deferral Account shall be further credited with a return on the Deferral Account balance as provided under the Plan.

I hereby elect that the following percentage of my Compensation be deferred under the Plan: ________%

II.   ELECTION OF DEFERRAL PERIOD

You are required under the Plan to elect one of the following:

I hereby make the following elections regarding my Deferrals under the Plan:

      (Choose one)

      [ ] The Compensation that I elect to defer under the Plan is to be deferred for ___ whole calendar years (must be more than two years) commencing in the first year after this Deferral Election Form is accepted by the Administrator, but not beyond my Separation from Service.

      [ ] The Compensation that I elect to defer under the Plan is to be deferred until my Separation from Service.

III.  DEFERRAL ELECTION

I hereby elect that the return on Compensation hereafter credited to my Deferral Account under the Plan be computed as if such Compensation were invested in Institutional Shares of the following Funds in the following percentages:

                Name of Fund                             Percentage Allocated
                                                            to the Fund

EQUITY FUNDS
      Wilmington Large Cap Growth Portfolio                    _____%
      Wilmington Large Cap Core Portfolio                      _____
      Wilmington Large Cap Value Portfolio                     _____
      Wilmington Mid Cap Value Portfolio                       _____
      Wilmington Small Cap Value Portfolio                     _____
      Wilmington Small Cap Core Portfolio                      _____
      Wilmington International Multi-Manager Portfolio         _____
      CRM Small Cap Value Fund                                 _____
      CRM Mid Cap Value Fund                                   _____
      CRM Large Cap Value Fund                                 _____
      Roxbury Mid Cap Fund                                     _____

FIXED INCOME FUNDS
      Wilmington Municipal Bond Portfolio                      _____
      Wilmington Broad Market Bond Portfolio                   _____
      Wilmington Short/Intermediate Bond Portfolio             _____


MONEY MARKET FUNDS
      Wilmington Tax-Exempt Money Market Portfolio             _____
      Wilmington Prime Money Market Portfolio                  _____
      Wilmington Government Money Market                       _____
      Portfolio

                                    Total                      100%


I realize that the designation included on this Form shall be effective until I have filed a new Deferral Election Form or a Reallocation Request Form with the Administrator and that any such form shall not become effective until the last business day of the calendar year in which it was submitted to the Administrator. If (a) I make no written designation, (b) the written designation is unclear or (c) less than 100% of my Deferral Account is covered by this election, then my Deferral Account shall not be credited with any dividends or distributions until I provide the Administrator with appropriate instructions. This form must be delivered to the Administrator at least ten days before the end of the calendar quarter in order to be effective the following quarter.

IV.   FORM OF DISTRIBUTION

You are required to elect one of the following forms of distribution:.

My distributions from the Plan are to be in the form of:

      (Choose one)

      [ ]   A lump sum.

      [ ]   Equal annual installments over five years.

      [ ]   Equal quarterly installments over five years.


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The time period for deferrals under II above and/or the form of distribution under IV above may be changed by delivery of a new Election Form to the Administrator not less than two months prior to your Separation from Service.

I understand that the amounts held in the Deferral Account shall remain the general assets of the Trusts and that, with respect to the payment of such amounts, I am merely a general unsecured creditor of the Trust. I may not sell, encumber, pledge, assign or otherwise alienate the amounts held under the Deferral Account.

I hereby agree that the terms of the Plan are incorporated herein and are made a part hereof.

V.    BENEFICIARY DESIGNATION

I hereby make the following Beneficiary designations:

PRIMARY BENEFICIARY. I hereby select the following as my primary Beneficiary(ies) to receive at my death, in accordance with the Plan, the amounts held in my Deferral Account under the Plan. In the event I am survived by more than one primary Beneficiary, such primary Beneficiaries shall share equally in the distribution of my Deferral Account unless I indicate otherwise on an attachment to this form:

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Name                                                         (Relationship)

--------------------------------------------------------------------------------
Address
                                                              /
--------------------------------------------------------------------------------
City                          State       Zip                           SSN


--------------------------------------------------------------------------------
Name                                                         (Relationship)

--------------------------------------------------------------------------------
Address
                                                              /
--------------------------------------------------------------------------------
City                          State       Zip                           SSN


Please include an attachment to this form if you wish to select additional primary Beneficiaries or to allocate unequally among them.

SECONDARY BENEFICIARY. In the event I am not survived by any primary Beneficiary, I hereby appoint the following as secondary Beneficiary(ies) to receive at my death, in accordance with the Plan, the amounts held in my deferral account under the Plan. In the event I am survived by more than one secondary Beneficiary, such secondary Beneficiaries shall share equally in the distribution of my Deferral Account unless I indicate otherwise on an attachment to this form:

--------------------------------------------------------------------------------
Name                                                         (Relationship)

--------------------------------------------------------------------------------
Address
                                                              /
--------------------------------------------------------------------------------
City                          State       Zip                           SSN

--------------------------------------------------------------------------------
Name                                                         (Relationship)

--------------------------------------------------------------------------------
Address
                                                              /
--------------------------------------------------------------------------------
City                          State       Zip                           SSN

Please include an attachment to this form if you wish to select additional secondary Beneficiaries or to allocate other than equally among them.

I understand that if I am not survived by any primary or secondary Beneficiary, my Beneficiary shall be as set forth under the Plan.

VI.   DECLINE PARTICIPATION

[ ]   I do not wish to participate in the Plan at this time.



Accepted by Administrator:
                                          ------------------------------------
                                          Signature of Trustee


--------------------------                ------------------------------------
Administrator                             Printed Name


--------------------------                ------------------------------------
Date                                       Date

                              WT INVESTMENT TRUST I

                                 WT MUTUAL FUND

               DEFERRED COMPENSATION PLAN FOR INDEPENDENT TRUSTEES

                            REALLOCATION REQUEST FORM

Under the Deferred Compensation Plan for Independent Trustees of WT Investment Trust I and WT Mutual Fund (the "Plan") I hereby direct that, as of the end of the calendar quarter in which this direction becomes effective, the following percentages of the balance in my Deferral Account deemed invested in Institutional Shares of shares of each of the following Designated Funds shall be reallocated as follows:

                  Name of Fund                          Percentage to Be
                                                            Allocated

EQUITY FUNDS
      Wilmington Large Cap Growth Portfolio                _____%
      Wilmington Large Cap Core Portfolio                  _____
      Wilmington Large Cap Value Portfolio                 _____
      Wilmington Mid Cap Value Portfolio                   _____
      Wilmington Small Cap Value Portfolio                 _____
      Wilmington Small Cap Core Portfolio                  _____
      Wilmington International Multi-Manager Portfolio     _____
      CRM Small Cap Value Fund                             _____
      CRM Mid Cap Value Fund                               _____
      CRM Large Cap Value Fund                             _____
      Roxbury Mid Cap Fund                                 _____

FIXED INCOME FUNDS
      Wilmington Municipal Bond Portfolio                  _____
      Wilmington Broad Market Bond Portfolio               _____
      Wilmington Short/Intermediate Bond                   _____
      Portfolio

MONEY MARKET FUNDS
      Wilmington Tax-Exempt Money Market Portfolio         _____
      Wilmington Prime Money Market Portfolio              _____
      Wilmington Government Money Market Portfolio         _____


Total                                                      100%

This form must be delivered to the Administrator at least 10 days before the end of the calendar quarter as of which the reallocation is to be made.

Accepted by Administrator:
                                          ___________________________________
                                          Signature of Trustee


_________________________                ___________________________________
Administrator                             Printed Name


_________________________                 ___________________________________
Date                                      Date

                              WT INVESTMENT TRUST I

                                 WT MUTUAL FUND

               DEFERRED COMPENSATION PLAN FOR INDEPENDENT TRUSTEES

                     CHANGE OF BENEFICIARY DESIGNATION FORM

Under the Deferred Compensation Plan for Independent Trustees of WT Investment Trust I and WT Mutual Fund (the "Plan"), I hereby make the following changes to my beneficiary designations:

PRIMARY BENEFICIARY. I hereby select the following as my primary Beneficiary(ies) to receive at my death, in accordance with the Plan, the amounts held in my Deferral Account under the Plan. In the event I am survived by more than one primary Beneficiary, such primary Beneficiaries shall share equally in the distribution of my Deferral Account unless I indicate otherwise on an attachment to this form:

--------------------------------------------------------------------------------
Name                                                         (Relationship)

--------------------------------------------------------------------------------
Address
                                                              /
--------------------------------------------------------------------------------
City                          State       Zip                           SSN

--------------------------------------------------------------------------------
Name                                                         (Relationship)

--------------------------------------------------------------------------------
Address
                                                              /
--------------------------------------------------------------------------------
City                          State       Zip                           SSN

Please include an attachment to this form if you wish to select additional primary Beneficiaries or to allocate unequally among them.

SECONDARY BENEFICIARY. In the event I am not survived by any primary Beneficiary, I hereby appoint the following as secondary Beneficiary(ies) to receive at my death, in accordance with the Plan, the amounts held in my deferral account under the Plan. In the event I am survived by more than one secondary Beneficiary, such secondary Beneficiaries shall share equally in the distribution of my Deferral Account unless I indicate otherwise on an attachment to this form:

--------------------------------------------------------------------------------
Name                                                         (Relationship)

--------------------------------------------------------------------------------
Address
                                                              /
--------------------------------------------------------------------------------
City                          State       Zip                           SSN

--------------------------------------------------------------------------------
Name                                                         (Relationship)

--------------------------------------------------------------------------------
Address
                                                              /
--------------------------------------------------------------------------------
City                          State       Zip                           SSN

Please include an attachment to this form if you wish to select additional secondary Beneficiaries or to allocate unequally among them.

I understand that if I am not survived by any primary or secondary Beneficiary, my Beneficiary shall be as set forth under the Plan. This designation supersedes any and all beneficiary designations under the Plan.

Accepted by Administrator:
                                          ------------------------------------
                                          Signature of Trustee


-------------------------                 ------------------------------------
Administrator                             Printed Name


-------------------------                 ------------------------------------
Date                                      Date

                              WT INVESTMENT TRUST I

                                 WT MUTUAL FUND

               DEFERRED COMPENSATION PLAN FOR INDEPENDENT TRUSTEES

                            EMERGENCY WITHDRAWAL FORM

Under the WT Deferred Compensation Plan for Independent Trustees of WT Investment Fund I and WT Mutual Fund (the "Plan"), you may request at any time a Hardship and Unforeseeable Emergency withdrawal (an "Emergency Withdrawal") of part or all of the amount then credited to your Deferral Account. The amount of the Emergency Withdrawal shall be limited to the amount necessary to meet the emergency.

I request an Emergency Withdrawal of $               for the following reason:
                                      --------------

            My own or a dependent's sudden and unexpected illness.

            The loss of my property due to casualty.

            Other (explain):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



In addition, I certify that the emergency may not be relieved through (a) reimbursement or compensation by insurance or otherwise, (b) liquidation of my assets to the extent that liquidation itself would not cause an emergency, or
(c) ceasing to defer receipt of any compensation that I have not yet earned. In addition, I realize that the Administrator may require additional information from me before deciding whether to grant this request for an Emergency Withdrawal.

Approved:       Denied:
          ----           ----             ------------------------------------
                                          Signature of Trustee


-------------------------                 ------------------------------------
Administrator                             Printed Name


-------------------------                 ------------------------------------
Date                                      Date